Exhibit 27(k): Opinion and Consent of Counsel

VOYA LETTERHEAD

LAW & COMPLIANCE/PRODUCT FILING UNIT

ONE ORANGE WAY

WINDSOR, CT 06094-4774

TAMARA SAVERINE

VICE PRESIDENT, CHIEF COUNSEL

PHONE: (212) 309-8286 | EMAIL: TAMARA.SAVERINE@VOYA.COM

April 24, 2026

Voya Retirement Insurance and Annuity Company

One Orange Way

Windsor, CT 06094

Re:

Voya Retirement Insurance and Annuity Company and its Variable Annuity Account C

Post-Effective Amendment No. 84 to Registration Statement on Form N-4

Prospectus Title: Multiple Sponsored Retirement Options

File Nos.: 333-01107* and 811-02513

Voya Retirement Insurance and Annuity Company
Post-Effective Amendment No. 5 to Registration Statement on Form N-4
Prospectus Title: Multiple Sponsored Retirement Options and Guaranteed Accumulation Account
File Nos.: 333-288655*

Ladies and Gentlemen:

This opinion is furnished in connection with the filing by Voya Retirement Insurance and Annuity Company (the “Company”), a Connecticut life insurance company of the above-referenced registration statements. These filings describe the State University of New York Defined Contribution Retirement Plan Contract (the “Contract”) offered by the Company through its Variable Annuity Account C (the “Account”) and the Guaranteed Accumulation Account offered in conjunction with the Contract (the “GAA”).

In connection with this opinion, I have reviewed the Post-Effective Amendments to the above-referenced Registration Statements on Form N-4. I have also examined, or supervised the examination of, originals or copies, certified or otherwise identified to my satisfaction, of such documents, trust records and other instruments I have deemed necessary or appropriate for the purpose of rendering this opinion. For purposes of such examination, I have assumed the genuineness of all signatures on original documents and the conformity to the original of all copies. On the basis of this examination, it is my opinion that:

*	Pursuant to Rule 429(a) under the Securities Act of 1933, Registrant has included a combined prospectus under this Registration Statement which includes all the information which would currently be required in a prospectus relating to the securities covered by the following earlier Registration Statements: 33-88720, 33-75964 (which had included a combined prospectus for earlier Registration Statements: 33-75958, 33-75960, and 33-75994); 33-75986 (which had included a combined prospectus for earlier Registration Statements: 33-75970, 33-75954, and 33-75956); 33-75982 (which had included a combined prospectus for earlier Registration Statements: 33-75986, 33-75966, 33-75990, and the individual deferred compensation contracts covered by Registration Statement No. 33-75992); and 33-91846 (which had included a combined prospectus for earlier Registration Statement: 33-75976).

1.	The Company is a corporation duly organized and validly existing under the laws of the State of Connecticut.

2.	The Account is a separate account of the Company duly created and validly existing pursuant to the laws of the State of Connecticut.

3.	The Contract, the interests in the Account and the interests in the GAA to be issued under the Contract have been duly authorized by the Company.

4.	The assets of the Account will be owned by the Company. Under Connecticut law and the provisions of the Contract, the income, gains and losses, whether or not realized from assets allocated to the Account, must be credited to or charged against such Account, without regard to other income, gains or losses of the Company.

5.	The Contract provides that assets of the Account may not be charged with liabilities arising out of any other business the Company conducts, except to the extent that assets of the Account exceed its liabilities arising under the Contract.

6.	The Contract, the interests in the Account and the interests in the GAA, when issued and delivered in accordance with the Prospectus constituting a part of the Registration Statements and in compliance with applicable local law, will be validly issued and binding obligations of the Company in accordance with their respective terms.

I consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

/s/ Tamara Saverine
Tamara Saverine
PLAN | INVEST | PROTECT	Voya Logo